POWER OF ATTORNEY - Exhibit 24
TO EXECUTE FILINGS WITH THE
SECURITIES AND EXCHANGE COMMISSION
Date:  December 8, 2003

Principal: Abraham D. Sofaer
Attorneys-in-fact:
(1) Alice Byrd
(2) Rick Zatz
(3) Mary Pat Wood
Corporation:
Neurobiological
Technologies, Inc.



1.	Appointment
I, the Principal named above, hereby
appoint each of the individuals listed
above as Attorney-in-fact to act for me as
my agent in any lawful way with respect to
the signature and delivery of reports,
statements and other filings (including
amendments and supplements) required by the
Securities and Exchange Commission, or any
other regulatory or governmental entity
that requires signed reports or filings by,
or due to my role in connection with, the
Corporation named above.  This appointment
includes, without limitation, authority to
sign filings under both the Securities Act
of 1933 and the Securities Exchange Act of
1934.
2.	Powers of attorneys-in-fact
The attorneys-in-fact each are
authorized to act separately and not
jointly, and each has full power of
substitution and revocation.  I understand
that in the temporary absence of one of the
attorneys-in-fact, another employee or
agent of the Corporation may be appointed
to act as attorney-in-fact in his or her
stead.  I hereby ratify and confirm all
that my attorneys-in-fact shall lawfully
do or cause to be done by virtue of this
Limited Power of Attorney and the rights
and powers herein granted.
3.	Term
This power of attorney shall continue
in effect until the later of (1)
termination of my status as a reporting
person of the Corporation under by Section
16 of the Securities Exchange Act of 1934,
or (2) six months after the date of my last
trade of securities of the Corporation
while a reporting person.
Executed at Richmond, CA  (city, state) on
the date set forth above.
Signature of Principal: /s/ Abraham D. Sofaer,
Board of Directors



(Footnote continued)


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